FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Ken Krause (724) 741 - 8534
MSA Announces Third Quarter Results
Strength in core products drives revenue growth
PITTSBURGH, October 22, 2014 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2014.
Quarterly Highlights

•
Revenue was $275 million, up 4 percent from the third quarter of 2013. Income from continuing operations was $19 million or $0.50 per basic share. Excluding after tax restructuring and foreign exchange losses, adjusted earnings were $21 million, or $0.57 per basic share, increasing 2 percent.

•	The company is making progress towards certification of its new G1 self-contained breathing apparatus (SCBA) and expects regulatory approval and shipping to begin in the fourth quarter.

•	Excluding sales of SCBA, quarterly local currency revenue from core product lines increased 13 percent.

•	Products developed within the last five years drove 36 percent of quarterly core product revenue compared to 22 percent in the same period a year ago.

•	Gross profit margin was 45.0 percent of sales, up 140 basis points from a year ago.

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Comments from Management
“Our third quarter results reflected solid growth from the core, despite headwinds associated with delays in securing approval of our new SCBA platform. In particular, strength in our gas detection product lines, ongoing product margin expansion and the pending approval of the G1 SCBA provides encouragement as we head into the final quarter of the year," said William M. Lambert, MSA President and CEO.
Sales of core products represented 74 percent of total revenue in the quarter and excluding sales of SCBA, quarterly revenue from core product lines increased 13 percent. "Particularly noteworthy were sales of gas detection products, which grew 17 percent during the quarter on strong demand for portable gas detection instruments and shipments of large orders of fixed gas and flame detection systems," he said. Mr. Lambert also noted that although the company continues to see challenging conditions in certain emerging markets, core product sales across all emerging markets increased 13 percent in the quarter.
“Although we expect business conditions to remain challenged across several of our emerging markets, this quarter showed excellent progress toward clearing our SCBA certification hurdles and reflects meaningful progress against our strategy, highlighting our ongoing focus on increasing shareholder value," Mr. Lambert said. "As we approach the end of our centennial year in business and begin writing the next chapter in MSA's story, we will remain focused on enhancing shareholder value by staying true to our passion for innovation, our commitment to achieving operational excellence, and our desire to create the best customer experience in the safety industry," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net sales	$275,159	$264,884	$822,697	$820,629
Other income, net	585	638	986	1,015
	275,744	265,522	823,683	821,644

Cost of products sold	151,436	149,458	447,489	453,835
Selling, general and administrative	77,301	71,390	245,377	232,097
Research and development	13,420	12,298	36,604	34,280
Restructuring and other charges	3,640	1,515	6,397	3,942
Interest expense	2,493	2,741	7,617	8,151
Currency exchange (gains) losses, net	315	1,836	358	4,148
	248,605	239,238	743,842	736,453

Income before income taxes	27,139	26,284	79,841	85,191
Provision for income taxes	8,699	7,750	26,056	24,675
Income from continuing operations	18,440	18,534	53,785	60,516
Income from discontinued operations	765	643	1,832	2,447
Net income	19,205	19,177	55,617	62,963
Net (income) loss attributable to noncontrolling interests	100	324	202	(127)
Net income attributable to MSA Safety Incorporated	19,305	19,501	55,819	62,836

Income from continuing operations	18,674	18,987	54,328	60,929
Income from discontinued operations	631	514	1,491	1,907
Net income attributable to MSA Safety Incorporated	19,305	19,501	55,819	62,836

Earnings Per Share Attributable to MSA Safety Incorporated
Basic
Income from continuing operations	$0.50	$0.51	$1.45	$1.64
Income from discontinued operations	$0.02	$0.01	$0.04	$0.05
Net income	$0.52	$0.52	$1.49	$1.69

Diluted
Income from continuing operations	$0.49	$0.51	$1.43	$1.61
Income from discontinued operations	$0.02	$0.01	$0.04	$0.05
Net income	$0.51	$0.52	$1.47	$1.66

Basic shares outstanding	37,187	36,915	37,111	36,845
Diluted shares outstanding	37,784	37,507	37,708	37,438

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$97,355	$96,265
Trade receivables, net	200,634	200,364
Inventories	145,217	136,837
Other current assets	58,110	67,500
Total current assets	501,316	500,966

Property, net	152,377	152,755
Prepaid pension cost	130,414	121,054
Goodwill	255,049	260,134
Other noncurrent assets	221,149	199,361
Total	1,260,305	1,234,270

Current liabilities
Notes payable and current portion of long-term debt	$6,671	$7,500
Accounts payable	67,253	66,902
Other current liabilities	120,406	117,162
Total current liabilities	194,330	191,564

Long-term debt	270,667	260,667
Pensions and other employee benefits	146,344	152,084
Deferred tax liabilities	48,365	49,621
Other noncurrent liabilities	10,941	7,987
Equity	589,658	572,347
Total	1,260,305	1,234,270

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$19,205	$19,177	$55,617	$62,963
Depreciation and amortization	7,196	7,615	22,311	23,392
Change in working capital	15,003	10,212	(5,842)	(18,291)
Other operating	(5,912)	5,925	(21,284)	(3,358)
Cash from operations	35,492	42,929	50,802	64,706

Capital expenditures	(9,705)	(9,258)	(24,233)	(26,214)
Property disposals	—	1,247	—	1,333
Cash from investing	(9,705)	(8,011)	(24,233)	(24,881)

Change in debt	(11,012)	(10,921)	9,171	10,284
Cash dividends paid	(11,542)	(11,161)	(34,043)	(32,694)
Other financing	1,938	489	4,013	(1,181)
Cash from financing	(20,616)	(21,593)	(20,859)	(23,591)

Exchange rate changes	(3,999)	272	(4,620)	(2,942)

Increase in cash	1,172	13,597	1,090	13,292

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013

Net sales
North America	$131,844	$130,919	$400,147	$402,539
Europe	75,785	66,360	229,606	207,480
International	67,530	67,605	192,944	210,610
Total	275,159	264,884	822,697	820,629

Net income (loss)
North America	$18,018	$17,001	$49,658	$46,638
Europe	2,587	3,141	13,027	11,734
International	2,821	5,004	9,040	20,570
Reconciling Items	(4,752)	(6,159)	(17,397)	(18,013)
Income from continuing operations	18,674	18,987	54,328	60,929
Discontinued operations	631	514	1,491	1,907
Total	19,305	19,501	55,819	62,836
MSA’s sales are allocated to each country based primarily on the destination of the end-customer. Effective January 1, 2014, the General Monitors business has been fully integrated into MSA. As such, sales made by General Monitors companies now follow a similar allocation methodology by which sales are allocated to each country based on the destination of the end-customer and the value added to that order. In prior years, sales made by General Monitors companies were reported as domestic sales based on the country from which the product was shipped. The 2013 results presented above have been restated to reflect this change in allocation methodology.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Local Currency Revenue Growth

	Three Months Ended September 30, 2014
	Consolidated	North America	Europe	International

Fixed Gas and Flame Detection	20%	12%	34%	19%
Portable Gas Detection	13%	4%	20%	30%
Fall Protection	8%	8%	2%	8%
Head Protection	3%	13%	(6)%	(10)%
Breathing Apparatus	(12)%	(26)%	23%	(23)%
Core Sales	6%	—%	25%	1%

Non-Core Sales	1%	2%	(5)%	7%

Net Sales	5%	1%	14%	3%

	Nine Months Ended September 30, 2014
	Consolidated	North America	Europe	International

Fixed Gas and Flame Detection	4%	2%	17%	(12)%
Portable Gas Detection	9%	10%	1%	17%
Fall Protection	1%	(4)%	29%	12%
Head Protection	5%	11%	1%	(4)%
Breathing Apparatus	(12)%	(21)%	3%	(15)%
Core Sales	1%	(1)%	8%	(4)%

Non-Core Sales	3%	2%	7%	1%

Net Sales	1%	—%	8%	(2)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted Earnings / Earnings per Share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change

Net income attributable to MSA Safety Incorporated	$19,305	$19,501	(1.0)%	$55,819	$62,836	(11.2)%
Less: Income from discontinued operations	631	514		1,491	1,907

Income from continuing operations	18,674	18,987	(1.6)%	54,328	60,929	(10.8)%
Foreign currency loss	315	1,836		358	4,148
Restructuring charges	3,640	1,515		6,397	3,942
Asset sale (gain)	—	(600)		—	(600)
Income tax (expense)	(1,268)	(812)		(2,202)	(2,172)

Adjusted earnings	21,361	20,926	2.1%	58,881	66,247	(11.1)%

Adjusted earnings per basic share	$0.57	$0.56	1.8%	$1.58	$1.78	(11.2)%
Management believes that adjusted earnings and adjusted earnings per share are useful measures for investors when analyzing ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life‐threatening situations. The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining, and the military. The company’s core products include self‐contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, head protection products and fall protection devices. With 2013 revenues of $1.1 billion, MSA employs approximately 5,300 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information, visit MSA’s website at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance and timing of new product approvals and related shipments. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 24, 2014. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.msasafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings and adjusted earnings per basic share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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